Exhibit 10.1

EXECUTION VERSION

MASTER SERVICES AGREEMENT

This Master Services Agreement (this “Agreement”), dated as of April 12, 2025 (the “Effective Date”), is entered into by and between Velo3D, Inc., a Delaware corporation (“Velo3D”) and Momentus Inc., a Delaware corporation (“Momentus” and together with the Velo3D, the “Parties”, and each a “Party”).

WHEREAS, Velo3D has the capability and capacity to provide certain advanced metal additive manufacturing services; and

WHEREAS, Momentus desires to retain Velo3D to provide the said services under the terms and conditions hereinafter set forth, and Velo3D is willing to perform such services.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Velo3D and Momentus agree as follows:

1.    Services.

1.1         Velo3D shall provide to Momentus, services to design and produce components and systems that will be utilized by Momentus or its customers in its spacecraft, systems, and components (such goods and services, collectively, the “Services”) as set out in one or more statements of work to be issued by Momentus and accepted by Velo3D (each, a “Statement of Work”).  Momentus shall have the right to utilize components, systems, and services provided by Velo3D in its spacecraft, and the products using Momentus’s design may be resold by Momentus to third parties in the space industry.  In cases where Momentus utilizes the products and services provided by Velo3D to produce components and systems, these products, components, and systems may be resold by Momentus, which shall retain all revenue from such sales, and the fees for such Services shall be applied towards the Prepaid Fees, as described below. The initial accepted Statement of Work is attached hereto as Exhibit A. Additional Statements of Work  shall be deemed accepted and incorporated into this Agreement only if signed by the Velo3D Contract Manager (as defined in Section 1.4(a)(i) below) and the Momentus Contract Manager (as defined in Section 1.5(a) below), appointed pursuant to Section 1.4(a)(i) and Section 1.5(a), respectively. Velo3D shall provide the Services (a) in accordance with the terms and subject to the conditions set forth in the respective Statement of Work and this Agreement; (b) using personnel of required skill, experience, and qualifications; (c) in a timely, workmanlike, and professional manner; (d) in accordance with the highest professional/generally recognized industry standards in Velo3D's field; and (e) to the reasonable satisfaction of Momentus.

1.2       Momentus shall be entitled to Services equal to the equivalent capacity of two Sapphire XC 3D metal printers (or successor or comparable printers) (the “Equivalent Capacity”) during the term of this Agreement; provided, however, such Services at the election of Momentus might involve a range of products and services provided by Velo3D involving different metal alloys running on different machines at different times.

1.3         The Services and Statement of Work shall be governed by this Agreement.

1.4         Velo3D Representatives. Velo3D shall:

(a)   Appoint representatives to the following positions after obtaining Momentus’s consent, which consent shall not be unreasonably withheld or delayed:

(i)          A primary contact to act as its authorized representative with respect to all matters pertaining to this Agreement (the “Velo3D Contract Manager”).

(ii)         A sufficient number of employees or contractors to perform the Services set out in each Statement of Work, each of whose names, positions, billing rates, and respective levels of experience and relevant licenses shall be set out in the respective Statement of Work (collectively, with Velo3D Contract Manager, “Provider Representatives”).

(b)    Make no changes in Provider Representatives except:

(i)          With the prior consent of Momentus, which consent shall not be unreasonably withheld or delayed.

(ii)         At the request of Momentus, in which case Velo3D shall promptly appoint a replacement.

(iii)        Upon the resignation, termination, death, or disability of the existing Provider Representative.

(c)    Assign only qualified, legally authorized Provider Representatives to provide the Services.

(d)    Comply with all applicable laws and regulations in providing the Services.

(e)    Comply with all Momentus rules, regulations, and policies of which it has been made aware, in its provision of the Services.

(f)   Maintain complete and accurate records relating (i) to the provision of the Services and under this Agreement, including records of the time spent and materials used by Velo3D in providing the Services in such form as Momentus shall approve.  During the Term (as defined in Section 6.1) and for a period of three months thereafter, upon Momentus’s written request, Velo3D shall allow Momentus or Momentus’s representative to inspect and make copies of such records and interview Provider Representatives in connection with the provision of the Services; provided that Momentus provides Velo3D with at least ten days advance written notice of the planned inspection.

VELO3D (a) MAKES NO WARRANTIES EXCEPT FOR THOSE SET OUT ABOVE; AND (b) DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Velo3D’s sole and exclusive liability and Momentus’s sole and exclusive remedy for breach of the limited warranty set out in this Section shall be, at Momentus’s election, (i) reperformance of the affected Services, (ii) repair of affected goods related to the Services, (iii) replacement of affected goods related to the Services or (iv) credit the Prepaid Reserve by the amount of the Service Fees for the affected Services; provided that if Velo3D does not reperform the affected Services in a timely or satisfactory manner, in each case as determined by Momentus in its reasonable sole discretion, Momentus shall be entitled to the remedies set forth in Section 9, provided however that no remedy elected shall exceed the then current limitation of liability as set forth in Section 27.

1.5         Momentus Representatives. Momentus shall:

(a)   Designate one of its employees or agents to serve as its primary contact with respect to this Agreement and to act as its authorized representative with respect to matters pertaining to this Agreement (the “Momentus Contract Manager”), with such designation to remain in force unless and until a successor Momentus Contract Manager is appointed, in Momentus’s sole/reasonable discretion.

(b)   Require that the Momentus Contract Manager respond promptly to any reasonable requests from Velo3D for instructions, information, or approvals required by Velo3D to provide the Services.

(c)   At the request of Velo3D, in which case Momentus shall promptly appoint a replacement.

2.    Use of Equivalent Capacity.

2.1         Momentus shall have first priority on Services up to Equivalent Capacity. Velo3D shall ensure that the Equivalent Capacity is available for use as and when required by Momentus and MNTS Customers.

2.2        When the Equivalent Capacity is not in use or reasonably expected to be used by Momentus the Equivalent Capacity may be used by Velo3D to provide services and production for third-par ties

3.    Fees and Expenses.

3.1        In consideration of the Services to be provided under this Agreement, Momentus shall prepay an amount equal to $15,000,000 (the “Prepaid Fees”) by issuing to Velo3D Four Hundred Seventy Seven Thousand Four Hundred Fifty Five (477,455) shares of Momentus Class A common stock (the “Common Stock”) and Six Hundred Seventy Three Thousand Four Hundred Eight (673,408) shares of Momentus Series A Preferred Stock (the “Preferred Stock” and the shares of Common Stock and Preferred Stock, collectively, the “Shares”). The fees for Services (“Service Fees”) shall be determined in accordance with the fee schedule set out in each Statement of Work.  Velo3D will establish a “Prepaid Reserve” to hold the net proceeds derived from the sale of Momentus Common Stock. Unless otherwise provided in the Statement of Work, Service Fees will be deducted from the amount of Prepaid Reserve within thirty days of receipt by Momentus of an undisputed invoice from Velo3D for Services accompanied by documentation reasonably requested by Momentus evidencing all charges.

3.2         During the period beginning on the Effective Date and ending on each one year anniversary of the Effective Date, Momentus shall receive 20% of $3,000,000 less MNTS Service Fees for Services performed during such period, and for each one year period beginning on the one year anniversary of the Effective Date for the term of the Agreement, Momentus shall receive 50% of $3,000,000 less MNTS Service Fees for Services performed during each such period. The amount in the Prepaid Reserve shall be reduced by the same amounts paid to Momentus.  Such payments shall be made quarterly throughout the term of the Agreement within 30 days following the end of each such quarter; provided however that if the Prepaid Reserve is not sufficient to settle the full amount of such payments when due, such amounts will be paid as soon as funds are deposited into the Prepaid Reserve.  VLD shall use commercially reasonable efforts to sell a sufficient number of shares of Momentus Common Stock such that the Prepaid Reserve has sufficient funds to make payments required by this Agreement and to cover the Service Fees for the Services requested by Momentus under this Agreement.

3.3         Momentus shall reimburse Velo3D for all reasonable expenses incurred in accordance with the Statement of Work by reducing the amount of the Prepaid Reserves by the amount of such expenses, if such expenses have been pre-approved, in writing by the Momentus Contract Manager, within 30 days of receipt by Momentus of an invoice from Velo3D accompanied by receipts and supporting documentation reasonably acceptable to the Momentus.  All Velo3D expenses not pre-approved by the Momentus Contract Manager or not otherwise meeting the requirements of this Agreement or the Statement of Work to which it applies shall be the sole responsibility of Velo3D and the amount of Prepaid Reserves shall not be reduced by the amount of such expenses.

3.4         The fees set forth in this Agreement shall cover and include all sales and use taxes, duties, and charges of any kind imposed by any federal, state, or local governmental authority on amounts payable by Momentus under this Agreement, and in no event shall the amount of Prepaid Fees be reduced in connection with such taxes, duties, and charges, or any taxes imposed on, or regarding, Velo3D's income, revenues, gross receipts, personnel, or real or personal property or other assets.

4.    Intellectual Property.

4.1        Momentus will own all intellectual property rights in and to the Parts (including, specifications, designs, drawings, materials composition, and test or production data) and all improvements thereto conceived or developed by either Party in the course of the activities pursuant to this Agreement, as well as the build files and print files for the Parts. Upon Momentus’s acceptance or qualification of a Part produced by Velo3D under this Agreement, Velo3D will deliver to BFA the Print Documentation for such Part. Velo3D will deliver to BFA any updates to such files and documentation upon request.

4.2       Velo3D will own all Intellectual Property Rights in and to equipment and software developed or manufactured by Velo3D (including without limitation the Equipment and related software), and the methods and processes used by the Equipment or by Velo3D to manufacture or test parts or components or provide the other Services under the Agreement, and all improvements thereto conceived or developed by either Party in the course of the activities pursuant to this Agreement.

5.   Confidentiality. All non-public, confidential, or proprietary information of a Party (“Confidential Information”), including, but not limited to, specifications, samples, patterns, designs, plans, drawings, documents, data, business operations, lists, pricing, discounts, or rebates disclosed by a Party (a “Disclosing Party”) to the other Party (a “Receiving Party”), whether disclosed orally or disclosed or accessed in written, electronic, or other form or media, and whether or not marked, designated, or otherwise identified as “confidential,” in connection with this Agreement is confidential, solely for the Receiving Party’s use in performing this Agreement, and may not be disclosed or copied unless authorized by the Disclosing Party in writing. Confidential Information does not include any information that: (a) is or becomes generally available to the public other than as a result of the Receiving Party’s breach of this Agreement; (b) is obtained by the Receiving Party on a non-confidential basis from a third-party that was not legally or contractually restricted from disclosing such information; (c) the Receiving Party establishes by documentary evidence, was in the Receiving Party’s possession prior to the Disclosing Party’s disclosure hereunder; or (d) was or is independently developed by the Receiving Party without using any Confidential Information. Upon the Disclosing Party’s request, the Receiving Party shall promptly return all documents and other materials received from the Disclosing Party. The disclosing Party shall be entitled to injunctive relief for any violation of this Section.

6.    Term, Termination, and Survival.

6.1        This Agreement shall commence as of the Effective Date and shall continue thereafter for the earlier of the date that the Prepaid Fees are reduced to zero, or a period of five (5) years (the “Term”) unless sooner terminated pursuant to Section 6.2. Upon the expiration of the initial Term, this Agreement may renew for an additional period mutually agreed upon by the Parties.

6.2         Either Party may terminate this Agreement, effective upon written notice to the other Party (the “Defaulting Party”), if the Defaulting Party:

(a)
Materially breaches this Agreement, and such breach is incapable of cure, or with respect to a material breach capable of cure, the Defaulting Party does not cure such breach within 30 days after receipt of written notice of such breach.

(b)
Becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within seven business days or is not dismissed or vacated within 45 days after filing.

(c)	Is dissolved or liquidated or takes any corporate action for such purpose.

(d)	Makes a general assignment for the benefit of creditors.

(e)
Has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business. Momentus’s failure to file statements required under Section 11.5, Velo3D may terminate upon notice unless cured within 30 days of the time period specified in Section 11.5.

6.3         Upon expiration or termination of this Agreement for any reason:

(a)
Velo3D shall deliver to Momentus all documents, work product, and other materials, whether or not complete, prepared by or on behalf of Velo3D in the course of performing the Services only to extent as described in Section 4.1.

(b)	Each Party shall return to the other Party all of such other Party’s owned property, equipment, or materials in its possession or control.

(c)	Each Party shall remove any of their owned property, equipment, or materials located at the other Party’s locations.

(d)	Each Party shall deliver to the other, all documents and tangible materials (and any copies) containing, reflecting, incorporating, or based on the other Party’s Confidential Information.

(e)
The number of Shares that remain unsold by Velo3D with a value equal to the remaining amount of Prepaid Fees calculated based on the 60 day VWAP of the Common Stock prior to the date of expiration or termination of this Agreement shall be forfeited by Velo3D and cancelled by Momentus.

For purposes of this Agreement “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (ii)  if the OTCQB Venture Market (“OTCQB”) or the OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (iii) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (“Pink Market”) operated by the OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Parties.

For purposes of this Agreement, “Trading Market” means, as applicable, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the OTC Markets (including OTCQX Market, OTCQB Market and Pink Market), any nationally recognized successor to any of the foregoing, or any other United States or foreign securities exchange where the Momentus Common Stock trades on the date in question.

(f)	Each Party shall permanently delete all of the other Party’s Confidential Information from its computer systems.

(g)	Each Party shall certify that it has complied with the requirements of this Section 6.3.

6.4        The rights and obligations of the Parties set forth in this Section 6 and Section 4, Section 5, Section 7, Section 8, Section 9, Section 12, Section 15, , Section 23, Section 24 and Section 24, and any right or obligation of the Parties in this Agreement which, by its nature, should survive termination or expiration of this Agreement, will survive any such termination or expiration of this Agreement, and with respect to Confidential Information that constitutes a trade secret under applicable law, the rights and obligations set forth in Section 5 hereof will survive such termination or expiration of this Agreement until, if ever, such Confidential Information loses its trade secret protection other than due to an act or omission of the Receiving Party or its affiliates, agents or representatives.

7.    Independent Contractor.

7.1        It is understood and acknowledged that the Services which Velo3D will provide to Momentus hereunder shall be in the capacity of an independent contractor and not as an employee or agent of the Momentus. Velo3D shall control the conditions, time, details, and means by which Velo3D performs the Services. The Momentus shall have the right to inspect the work of Velo3D as it progresses solely for the purpose of determining whether the work is completed according to the applicable Statement of Work.

7.2         Velo3D has no authority to commit, act for or on behalf of the Momentus, or to bind the Momentus to any obligation or liability.

7.3         Velo3D shall not be eligible for and shall not receive any employee benefits from Momentus and shall be solely responsible for the payment of all taxes, FICA, federal and state unemployment insurance contributions, state disability premiums, and all similar taxes and fees relating to the fees earned by Velo3D hereunder.

8.    Indemnification. Each Party (the “Indemnifying Party”) shall indemnify, defend, and hold harmless the other Party and its officers, directors, employees, agents, affiliates, successors, and permitted assigns (collectively, ”Indemnified Party”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees, fees and the costs of enforcing any right to indemnification under this Agreement, and the cost of pursuing any insurance providers, incurred by Indemnified Party in a final non-appealable judgment (collectively, “Losses”), arising out of or resulting from any claim of a third party arising out of or occurring in connection with the Indemnifying Party’s negligence, willful misconduct, or breach of this Agreement. the Indemnifying Party shall not enter into any settlement without the Indemnified Party's prior written consent.

8.1        Indemnification Process.  A party’s obligations to indemnify the other party with respect to any third party claim pursuant to Section 8 (each, a “Claim”) shall be conditioned upon the indemnified party: (i) providing the indemnifying party with prompt written notice of such Claim (provided that failure to provide such notice shall not relieve the indemnifying party from its obligations under this Section 13 unless the indemnifying party’s ability to defend or settle the subject Claim has been materially prejudiced), (ii) permitting the indemnifying party to assume and solely control the defense of such Claim and all related settlement negotiations, with counsel chosen by the indemnifying party, and (iii) cooperating at the indemnifying party’s request with the defense or settlement of such Claim, which cooperation shall include providing reasonable assistance and information at no cost to the indemnifying party.  The indemnifying party may not settle any Claim unless the terms of the settlement include a full release of the indemnified party and does not involve any payment or performance by the indemnified party.  The indemnified party shall have the right to approve any settlement in which the indemnified party is required to admit any culpability or that would in the indemnified party’s reasonable opinion damage its business reputation.  Nothing herein will restrict the right of a party to participate in a Claim through its own counsel and at its own expense.

9.    Remedies.

9.1        If a Party (a “Breaching Party”) violates any provision of this Agreement, the other Party shall, in addition to any damages to which it is entitled, be entitled to seek immediate injunctive relief against the Breaching Party prohibiting further actions inconsistent with the Breaching Party’s obligations under this Agreement.

9.2         In the event Velo3D fails to satisfactorily perform any of the Services on a timely basis, subject to Velo3D being able to reperform the Services on a timely basis pursuant to the last paragraph of Section 1.4, Momentus shall have the right, without prejudice to any other rights or remedies it may have under this Agreement or any applicable Statement of Work, to take one or more of the following steps:

(a)	The Prepaid Reserve Fee shall not be reduced by a sufficient amount to set off against any damages caused to the Momentus as a consequence of the Velo3D's breach.

9.3       To the extent a Party is required to seek enforcement of this Agreement or otherwise defend against an unsuccessful claim of breach, the unsuccessful Party shall be liable for all attorney's fees and costs incurred by the successful party to enforce the provisions of this Agreement.

9.4         Except for a breach of Section 5, all rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either Party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the Parties, or otherwise.

10.   Compliance with Law.

10.1      Velo3D is in compliance with and shall comply with all applicable laws, regulations, and ordinances. Velo3D has and shall maintain in effect all the licenses, permissions, authorizations, consents, and permits that it needs to carry out its obligations under this Agreement.

10.2       Velo3D is an “accredited investor,” as defined in Regulation D under the Securities Act of 1933 (the “Securities Act”). Velo3D (i) is acquiring the Shares for its own account and not with a view to distribution, (ii) has sufficient knowledge and experience in financial and business matters so as to be able to evaluate the merits and risk of an investment in the Shares and is able, financially, to bear the risks thereof and (iii) understands that the Shares will, upon issuance, be characterized as “restricted securities” under state and federal securities laws and that under such laws and applicable regulations none of the Shares may be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration statement or an applicable exemption from registration under such laws.

11.   Other Agreements.

11.1       Governance. For a period of two years following the Effective Date, Velo3D agrees (i) to vote in favor of the nominees to serve on the Momentus Board of Directors (the “MNTS Board”) that are nominated by the MNTS Board and (ii) not to participate in any way, directly or indirectly, in any “solicitation” or “Proxies” (as such terms are defined in Regulation 14A under the Securities and Exchange Act of 1934 (the “Exchange Act”), whether or not such solicitation is exempt under Rule 14a-2 under the Exchange Act) with respect to Momentus, or initiate propose or otherwise solicit stockholders for approval of one or more stockholder proposals with respect to Momentus or induce or attempt to induce any other person to initiate or prose any stockholder proposal, or seek to advise, encourage or influence any person with respect to the voting of any securities of Momentus, without the approval of the MNTS Board, and (iii) to vote on matters before shareholders in accordance with explicit recommendations from Momentus Board included in proxy materials.

11.2       Volume Restriction. For a period of one year following the Effective Date, Velo3D shall not sell Shares representing more than ten percent (10%) of the trailing 30 day average trading volume of the Common Stock on each trading day.

11.3      Conversion. Velo3D shall not convert any shares of Preferred Stock to Common Stock for a period of 180 days immediately following the Effective Date.

11.4      Stockholder Meeting. If required, Momentus shall hold an annual or special meeting of stockholders on or prior to the date that is ninety (90) days following the Effective Date for the purpose of obtaining Stockholder Approval, with the recommendation of the MNTS Board that such proposals, including the conversion of the convertible preferred stock into over 20% of Momentus common stock outstanding, are approved, and Momentus shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management appointed proxyholders shall vote their proxies in favor of such proposals. For purposes of this Agreement, “Stockholder Approval” means such approval to the extent required by the applicable rules and regulations of the Nasdaq Stock Market LLC (or any successor entity) from the stockholders of Momentus with respect to the issuance of all the shares of Common Stock upon the conversion of the shares of Preferred Stock.

11.5       Registration Statement. Momentus shall file a registration statement on Form S-1 providing for the resale of the shares of Common Stock no later than 60 days following the Effective Date pursuant to the terms set forth on Exhibit B.

11.6       Purchase Option. Momentus shall have the option to purchase the Equipment at any time after the second anniversary of the Effective Date for 70% of the amortized value of such Equipment pursuant to the amortization schedule set forth on Exhibit C (“Equipment Purchase Price”).  The difference between each Equipment Purchase Price and the then list price of such Equipment shall be deducted from the Prepaid Fees.

12.  Momentus Representations and Warranties. Momentus hereby makes the representations and warranties set forth on Exhibit D to Velo3D:

13. Insurance. During the term of this Agreement, Velo3D shall, at its own expense, maintain and carry insurance in full force and effect with financially sound and reputable insurers, that includes, but is not limited to, commercial general liability with limits no less than $5,000,000 per occurrence and $10,000,000 in the aggregate, including bodily injury and property damage and completed operations and advertising liability, which policy will include contractual liability coverage insuring the activities of Velo3D under this Agreement. Upon Momentus’s request, Velo3D shall provide Momentus with a certificate of insurance from Velo3D’s insurer evidencing the insurance coverage specified in this Agreement. The certificate of insurance shall name Momentus as an additional insured. Velo3D shall provide Momentus with 30 days’ advance written notice in the event of a cancellation or material change in Velo3D’s insurance policy. Except where prohibited by law, Velo3D shall require its insurer to waive all rights of subrogation against Momentus’s insurers and Momentus or the Indemnified Parties.

If it shall have any employees providing services for Momentus, Velo3D shall also provide workers' compensation insurance covering those employees for at least the amount required by applicable law and shall provide a certificate of insurance to Momentus evidencing such coverage within 30/days of the effective date of this Agreement.

14. Entire Agreement. This Agreement, including and together with any related Statements of Work, exhibits, schedules, attachments, and appendices, constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

15. Notices. All notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) must be in writing and addressed to the other Party at its address set forth below (or to such other address that the receiving Party may designate from time to time in accordance with this Section). Unless otherwise agreed herein, all Notices must be delivered by personal delivery, nationally recognized overnight courier, or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving Party; and (b) if the Party giving the Notice has complied with the requirements of this Section 15.

Notice to Momentus:	Lon Ensler and Jon Layman Momentus Inc. 3901 N. First Street San Jose, CA 95134

Notice to Velo3D:	Nancy Krystal and Hull Xu
2710 Lakeview Court, Fremont, CA 94538

16. Severability. If any term or provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

17.  Amendments. No amendment to, or modification of this Agreement is effective unless it is in writing and signed by each Party.

18.  Waiver. No waiver by any Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

19. Assignment. Neither party shall assign, transfer, delegate, or subcontract any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that either party may assign this Agreement in a Change of Control. Any purported assignment or delegation in violation of this Section 19 shall be null and void. No assignment or delegation shall relieve either party of any of its obligations hereunder. For purposes of this Agreement, “Change in Control” means (a) outstanding stock representing 33% or more of the voting rights of a Party’s shareholders, or outstanding stock representing 50% or more of the equity ownership of a Party, or all or substantially all of a Party’s assets are sold, transferred, assigned or merged; (b) a Party assigns (other than by a change in controlling interest or a sale of all or substantially all of its assets) to a third party any of its rights and obligations under this Agreement; (c) a Party sells a line of business or division that performs any Services hereunder whether by asset sale, stock sale, merger or otherwise; or (d) any other transaction or series of transactions that result in a change of Control of a Party.

20.  Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties and their respective successors and permitted assigns.

21. No Third-Party Beneficiaries. This Agreement benefits solely the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, confers on any third party any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

22. Choice of Law. This Agreement and all related documents including all exhibits attached hereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

23. Choice of Forum. Each Party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against the other Party in any way arising from or relating to this Agreement, including all exhibits, schedules, attachments, and appendices attached to this Agreement, and all contemplated transactions, including contract, equity, tort, fraud, and statutory claims, in any forum other than the courts of Delaware. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only in courts of Delaware. Each Party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

24. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, INCLUDING EXHIBITS, SCHEDULES, ATTACHMENTS, AND APPENDICES ATTACHED TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS, SCHEDULES, ATTACHMENTS, OR APPENDICES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

25. Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. Notwithstanding anything to the contrary in Section 15, a signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

26. Force Majeure. No Party shall be liable or responsible to the other Party, or be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, when and to the extent such Party’s (the “Impacted Party”) failure or delay is caused by or results from the following force majeure events (“Force Majeure Event(s)”): war (whether an actual declaration thereof is made or not), sabotage, insurrection, riot, terrorism, both foreign and domestic, or other act of civil disobedience, act of a public enemy, failure or delay in transportation, act of any government or any agency or subdivision thereof, judicial action, labor dispute, accident, fire, explosion, flood, storm or other act of God, shortage of labor, fuel, raw material or machinery or technical failure where such Party has exercised ordinary care in the prevention thereof.

The Impacted Party shall give notice within five days of the Force Majeure Event to the other Party, stating the period of time the occurrence is expected to continue. The Impacted Party shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized. The Impacted Party shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. In the event that the Impacted Party’s failure or delay remains uncured for a period of 120 days following written notice given by it under this Section 25, the other Party may thereafter terminate this Agreement upon 10 days' written notice, subject to the provisions of Section 6.3 and Section 6.4.

27.  LIMITATION OF LIABILITY. IN NO EVENT SHALL VELO3D BE LIABLE TO MOMENTUS OR TO ANY THIRD PARTY FOR ANY LOSS OF USE, REVENUE, OR PROFIT OR LOSS OF DATA OR DIMINUTION IN VALUE, OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER OR NOT VELO3D HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE. IN NO EVENT SHALL VELO3D’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EXCEED $3 MILLION DURING ANY CONSECUTIVE TWELVE MONTH PERIOD.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

MOMENTUS INC.

By:	/s/ John Rood
Name: John Rood
Title: Chief Executive Officer

VELO3D, INC.

By:	/s/ Arun Jeldi
Name: Arun Jeldi
Title: CEO

EXHIBIT A

Initial Statement Of Work

EXHIBIT B

Registration Rights Provisions

1.	Definitions. As used in this Exhibit B, the following terms shall have the following meanings:

  “Commission” means the United States Securities and Exchange Commission.

  “Cutback Registration Statement” shall have the meaning set forth in Section 2(c).

   “Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the closing of business, Eastern Time, on the 90th calendar day following the date hereof and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c) of this Exhibit B (including any Cutback Registration Statement), the 60th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event Momentus is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the 15th calendar day following the date on which Momentus is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

  “Effectiveness Period” shall have the meaning set forth in Section 2(a) of this Exhibit B.

   “Event” shall have the meaning set forth in Section 2(d).

  “Event Date” shall have the meaning set forth in Section 2(d) of this Exhibit B.

  “Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 60th calendar day following the date hereof and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c) of this Exhibit B, the earliest practical date on which Momentus is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

   “Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

   “Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

  “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

  “Registrable Securities” means, as of any date of determination, (a) all of the shares of Common Stock or shares of Common Stock issuable upon conversion of the Series A Preferred Stock issued pursuant to this Agreement, and (b) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and Momentus shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of Momentus.

  “Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) of this Exhibit B and any additional registration statements contemplated by Section 2(c) or Section 3(c) of this Exhibit B, including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

   “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

  “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

   “SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

   “Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a) of this Exhibit B.

   “Trading Day” means a day on which the principal Trading Market is open for trading.

   “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

2.	Registration Rights.

(a)          On or prior to each Filing Date, Momentus shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule415. Each Registration Statement filed hereunder shall be on Form S-3 (except if Momentus is not then eligible to register for resale the Registrable Securities on Form S-3 (which is the case as of the date hereof), in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(e) of this Exhibit B). Subject to the terms of this Agreement, Momentus shall use commercially reasonable efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) date that all Registrable Securities covered by such Registration Statement (A) have been sold, thereunder or pursuant to Rule 144, or (B) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for Momentus to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to Momentus pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders and (ii) three (the “Effectiveness Period”). Momentus shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. (New York City time) on a Trading Day.

(b)          Notwithstanding the registration obligations set forth in Section 2(a) of this Exhibit B, if the Commission informs Momentus that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, Momentus agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(e); with respect to filing on Form S-3 or other appropriate form; provided, however, that prior to filing such amendment, Momentus shall be obligated to use commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c)          Notwithstanding any other provision of this Agreement, if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that Momentus used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

i.	First, Momentus shall reduce or eliminate any securities to be included other than Registrable Securities; and

ii.	Second, Momentus shall reduce Registrable Securities represented by shares of Common Stock issuable upon conversion of Series A Preferred Stock.

In the event of a cutback hereunder, Momentus shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event Momentus amends the Initial Registration Statement in accordance with the foregoing, Momentus will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to Momentus or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended (the “Cutback Registration Statement”).

(d)          If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, Momentus shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that Momentus shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission. It is acknowledged that, notwithstanding anything herein to the contrary, as of the date hereof, Momentus is not eligible to use Form S-3 to register the resale of the Registrable Securities.

3.	Registration Procedures. In connection with Momentus’s registration obligations hereunder, Momentus shall:

(a)          Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), Momentus shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. Momentus shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, Momentus is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to Momentus a completed questionnaire (a “Selling Stockholder Questionnaire”) on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section. Each Holder shall provide any additional information as may be reasonably requested by Momentus and is necessary for purposes of complying with requirements under applicable securities laws and regulations or rules of any applicable stock exchange where the Common Stock is then listed.

(b)          (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, Momentus shall excise any information contained therein which would constitute material non-public information regarding Momentus or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)          If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then Momentus shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(d)          Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies Momentus whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by Momentus of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to Momentus that Momentus believes may be material and that, in the determination of Momentus, makes it not in the best interest of Momentus to allow continued availability of a Registration Statement or Prospectus; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding Momentus or any of its Subsidiaries.

(e)          Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f)          Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, provided that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(g)          Subject to the terms of this Agreement, Momentus hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h)          Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that Momentus shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject Momentus to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i)          If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates or book entry statements, as applicable, representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(j)          Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account Momentus’s good faith assessment of any adverse consequences to Momentus and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If Momentus notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. Momentus will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. Momentus shall be entitled to exercise its right under this Section 3(j) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2(d), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12- month period.

(k)          Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, Momentus does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(l)          Momentus may require each selling Holder to furnish to Momentus a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that Momentus is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of Momentus’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to Momentus.

4.     Registration Expenses. All fees and expenses incident to the performance of, or compliance with, this Agreement by Momentus shall be borne by Momentus whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of Momentus’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by Momentus in writing (including, without limitation, fees and disbursements of counsel for Momentus in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for Momentus, (v) Securities Act liability insurance, if Momentus so desires such insurance, and (vi) fees and expenses of all other Persons retained by Momentus in connection with the consummation of the transactions contemplated by this Agreement. In addition, Momentus shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall Momentus be responsible for any broker or underwriter fees or commissions or similar commissions of any Holder or, except to the extent provided for in the Agreement, any legal fees or other costs of the Holders.

EXHIBIT C

Equipment Amortization Schedule

See attached.

EXHIBIT D

Momentus Representations and Warranties

1.          Representations and Warranties of the Company. For purposes of this Exhibit D, references to the “Company” shall mean Momentus. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to Velo3D:

(a)          Organization and Good Standing. Each of the subsidiaries of the Company are set forth on Schedule 12(a). Each of the Company and its subsidiaries has been duly incorporated or organized, as applicable, is validly existing and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of its jurisdiction of incorporation or organization. Each of the Company and its subsidiaries has the requisite power and authority to own its properties and conduct its business as currently being carried on and as described in the SEC Reports, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which the conduct of its business or ownership of property makes such qualification necessary and in which the failure to so qualify would have (a) a material adverse effect upon the business, properties, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (b) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Agreement (“Material Adverse Effect”).

(b)          No Violations or Defaults. Except as set forth on Schedule 12(b), neither the Company nor any of its subsidiaries (A) is in violation of its respective charters, bylaws or other organizational documents, (B) is in breach of or otherwise in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any term, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its material property or assets is subject, or (C) is in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject, including the Sarbanes–Oxley Act and the Exchange Act; except, in the case of clauses (A), (B) and (C) of this paragraph (b), for any breaches, violations or defaults which, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c)          Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of the Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and which is material to the Company and its subsidiaries taken as a whole, (B) result in any violation of the provisions of the Company’s charter or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clause (A) or (C) as would not result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Shares by the Company, other than: (i) as may be required under the Securities Act, (ii) the Stockholder Approval; (iii) notices and/or application(s) to and approvals by each applicable Trading Market for the listing of the applicable Shares for trading thereon in the time and manner required thereby, and (iv) filings required by state securities or blue sky laws; and the Company has full power and authority to enter into the Agreement and to consummate the transactions contemplated hereby and thereby, including the authorization, issuance and sale of the Shares as contemplated by this Agreement.

(d)          Issuance of the Securities; Registration. The Shares are duly authorized and, when issued and paid for in accordance with the Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company, subject to Section 6.3(e) of the Agreement. The Company has reserved from its duly authorized capital stock the maximum number of Shares issuable pursuant to this Agreement.

(e)          Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 12(e). All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing, and the holders thereof are not subject to personal liability by reason of being such holders; the capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof in the SEC Reports. Except as set forth on Schedule 12(e), (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock or Preferred Stock pursuant to the Company’s charter, by‑laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound; and (B) neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”), except as have been validly waived or complied with in connection with the sale of Securities as contemplated by this Agreement. Except for the Stockholder Approval, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. Except as set forth in the SEC Reports (as defined below), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(f)          SEC Reports. Except as set forth in Schedule 12(f), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)          Financial Statements. The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the SEC Reports comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles (“GAAP”) in the United States consistently applied throughout the periods involved; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; all non-GAAP financial information included in the SEC Reports complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the SEC Reports, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current effect or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the SEC Reports. To the Company’s knowledge, the Company’s auditor, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the SEC Reports and included in the SEC Reports is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(h)          Absence of Certain Events; Undisclosed Events, Liabilities or Developments. Except as set forth on Schedule 12(h), subsequent to the respective dates as of which information is given in the SEC Reports, neither the Company nor any of its subsidiaries has (i) incurred any material liabilities, direct or contingent, other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practices and liabilities not required to be reflected in the Company’s financial statements pursuant to generally accepted accounting principles or disclosed in filings made with the Commission; (ii) declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (iii) there has not been any change in the capital stock of the Company (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, settlement of restricted stock units or conversion of convertible securities); (iv) any issuance of options, warrants, restricted stock units, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or (v) any event or development that has had a Material Adverse Effect or any development which could reasonably be expected to result in any Material Adverse Effect. Except for (i) the issuance of the Shares contemplated by this Agreement, or (ii) as set forth on Schedule 12(h), no material event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed prior to the date that this representation is made.

(i)          Absence of Proceedings. Except as set forth on Schedule 12(i), there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary before or by any court or Governmental Authority, or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Agreement. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary, that are required to be described in the SEC Reports by the Securities Act or by the Rules and Regulations and that have not been so described in all material respects. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(j)          Labor Relations. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect.

(k)          Compliance with Environmental Laws. Except as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries is (i) in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect.

(l)          Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the SEC Reports as being owned by them which is material to the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the SEC Reports or as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(m)          Intellectual Property The Company and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property (as defined below) necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as described in the SEC Reports to be conducted, except as such failure to own, possess, or acquire such rights would not reasonably be expected to result in a Material Adverse Effect. Furthermore, except as described in the SEC Reports, (A) to the knowledge of the Company after reasonable investigation (“Knowledge”), there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the Knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any objective facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the Knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (D) there is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company or any of its subsidiaries has received any written notice of such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, copyright registrations, licenses, inventions, trade secrets, Internet domain names, Internet domain name registrations, technology, registrations, trade secret rights, know-how and other intellectual property.

(n)          Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect, except as would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(o)          Internal Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(p)          Certain Fees. Except for fees payable to the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company or any subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Agreement. Velo3D shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Agreement.

(q)          Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(r)          Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth on Schedule 12(r), the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements, except as set forth on Schedule 12(r). The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(s)          Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti‑takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Velo3D as a result of Velo3D and the Company fulfilling their obligations or exercising their rights under the Agreement, including without limitation as a result of the Company’s issuance of the Shares and Velo3D’s ownership of the Shares.

(t)          Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Agreement, the Company confirms that neither it nor any other person acting on its behalf has provided to Velo3D or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports. The Company understands and confirms that Velo3D will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to Velo3D regarding the Company and its subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that Velo3D makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 10.2 hereof.

(u)          No Integrated Offering. Assuming the accuracy of Velo3D’s representations and warranties set forth in Section 10.2, neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(v)          Private Placement. Assuming the accuracy of Velo3D’s representations and warranties set forth in Section 10.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to Velo3D as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

(w)          No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.

(x)          Accountants. The Company’s independent registered public accounting firm is as set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(y)          Data Privacy. Except as set forth in Schedule 12(y) of the Disclosure Schedules, to Company’s knowledge, the Company has and is currently taking the measures required by any and all applicable law or any applicable binding directive, guidelines or requirements of a regulator in all relevant jurisdictions to protect the privacy of any Personal Information (as defined below) (the “Data Privacy Laws”) in connection with Company’s collection, storage, use, transfer of, (a) any personally identifiable information from any individuals, including name, address, telephone number, email address, financial account number, government-issued identifier, and any other data used or intended to be used to identify, contact or precisely locate a person, (b) any information from or about an individual whose use, aggregation, holding or management is restricted under any applicable Law, (c) Internet Protocol address or other persistent identifier; (d) “information” as defined by the Israeli Privacy Protection Law (whether or not such “information” constitutes “sensitive information” as defined thereunder) (collectively “Personal Information”) to maintain in confidence such Personal Information. Except as set forth in Schedule 3.1(ii) of the Disclosure Schedules, to Company’s knowledge, the Company has at all times complied with the Data Privacy Laws, and is in compliance with any contractual obligations, if any, relating to privacy, data protection, and the collection, storage and use of the Personal Information, if any. No claims have been asserted or, to the best knowledge of the Company, are threatened against the Company by any Person alleging a violation of any Person’s or any entity’s privacy, personal or confidentiality rights under the Data Privacy Laws and/or contractual obligations relating to privacy. To the best knowledge of the Company, there has been no unauthorized access to or other misuse of Personal Information. The Company has never reported a data breach to any relevant regulator in any jurisdiction.

(z)          Tax Status. The Company and its subsidiaries (A) have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and (B) are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith; except those, in each of the cases described in clauses (A) and (B) of this paragraph (x), that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending material dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed material liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the SEC Reports.

(aa)          Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, each in their respective roles with the Company, has not violated, its participation in the offering will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance in all material respects with, each of the following laws: anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality in which the Company does business, including but not limited to any applicable law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), as amended, the U.K. Bribery Act 2010 (to the extent applicable), or any other applicable law, rule or regulation of similar purposes and scope, or anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(bb)          Acknowledgment Regarding Velo3D’s Acquisition of Shares. The Company acknowledges and agrees that Velo3D is acting solely in the capacity of an arm’s length service provider with respect to the Agreement and the transactions contemplated thereby. The Company further acknowledges that Velo3D is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Agreement and the transactions contemplated thereby and any advice given by Velo3D or any of its respective representatives or agents in connection with the Agreement and the transactions contemplated thereby is merely incidental to the Velo3D’s acquisition of the Shares. The Company further represents to Velo3D that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(cc)          Acknowledgment Regarding Velo3D’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 11.2 and Section 11.3), it is understood and acknowledged by the Company that: (i) Velo3D has not been asked by the Company to agree, nor has Velo3D agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (ii) past or future open market or other transactions by Velo3D, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) Velo3D, and counter-parties in “derivative” transactions, if any, to which Velo3D is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) Velo3D shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) Velo3D may engage in hedging activities at various times during the period that the Shares are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of the Agreement.

(dd)          Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the financial advisor with respect to the transactions contemplated by the Agreement.

(ee)          Cybersecurity. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; (ii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iii) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with commercially reasonable industry standards and practices.

(ff)          Stock Option Plans. Except as described in the SEC Reports, there are no options, warrants, restricted stock units, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the SEC Reports accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Each grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance in all material respects with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(gg)          Office of Foreign Assets Control. Neither the Company nor any subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(hh)          U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Velo3D’s request.

(ii)          Bank Holding Company Act. Neither the Company nor any of its subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj)          Regulatory. Except as described in the SEC Reports and on Schedule 3.1(f), the Company and its Subsidiaries (i) are and at all times have been in material compliance with all statutes, rules and regulations applicable to the Company including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the regulations promulgated pursuant to such laws, and any successor government programs and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company (collectively, the “Applicable Laws”); (ii) have not received any notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting noncompliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (v) have not received any written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take, action to limit, suspend, materially modify or revoke any Authorizations nor is any such limitation, suspension, modification or revocation threatened; (vi) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(kk)          No Disqualification Events. With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to Velo3D a copy of any disclosures provided thereunder.

(ll)           Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

(mm)       Notice of Disqualification Events. The Company will notify Velo3D and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.